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                                                                    Exhibit 10.1

                                                           Amended July 30, 2001

                           BENTON OIL AND GAS COMPANY

                    NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN


     1. PURPOSE. The Purpose of this Non-Employee Director Stock Purchase Plan is to advance the interests of Benton Oil and Gas Company (the "Company") by encouraging non-employee directors of the Company to acquire a greater proprietary interest in the Company through ownership of Common Stock of the Company (the "Common Stock"). References to a "director" herein shall mean a non-employee director.

     2. ELECTION TO RECEIVE STOCK. Each member of the Board of Directors of the Company who is not an employee of the Company may elect once each year prior to January 1, to be effective for the following year and until a new election is made, to receive all or a portion of the fees payable to such director in cash or in lieu of cash (if not all of the cash amount, in increments of $1,000) in restricted shares of Common Stock. The number of restricted shares of Common Stock issuable in accordance with an election hereunder shall be equal to the product of 1.5 multiplied by the dollar amount of cash that will instead be received in restricted shares, divided by the Fair Market Value of the Common Stock on the date (or scheduled date) of payment of the applicable fee, with any fraction of a share rounded down to a whole number. "Fair Market Value" of the Common Stock as of any date shall be the closing price on such date (or if no trades occurred on such date on the next preceding day on which trading occurred) as reported for consolidated transactions on the principal national securities exchange on which the Common Stock is listed or admitted to trading or on the NASDAQ Market System, or if not so listed or admitted to trading, the average of the high bid and low asked prices of the Common Stock on such date in the over-the-counter market as reported by the NASDAQ reporting system or other system then in use. Notwithstanding the foregoing, no single director may acquire more than one percent of the shares of Common Stock outstanding as of the Effective Date of the Plan (as defined herein).

     3. ISSUANCE OF SHARES. On each payment date of directors' fees at which an election to receive restricted shares of Common stock is effective, for each director so electing a stock certificate evidencing the appropriate number of restricted shares shall be issued and registered in the name of the director. The stock certificates evidencing such shares shall be held in custody by the Company until the restrictions thereon shall have lapsed, after which such certificates shall be delivered to the appropriate director. The Company shall not be required to issue shares hereunder until such shares have been listed or admitted to trading on the appropriate stock exchange or trading market and the Company has complied with applicable federal and state securities laws.

     4. RESTRICTIONS. Each share of Common Stock issued to a director pursuant to the Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until a period of one year from the date of issuance or, if earlier, on the date of termination of such director as a member of the Board of Directors as a result of his death, disability, removal or failure to be nominated for an additional term as a member of the Board of Directors.

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     5. VOTING AND DIVIDEND RIGHTS. During the period in which the restrictions provided herein are applicable to the shares of Common Stock, the director shall have the right to vote such shares and to receive any dividends paid in cash or other property with respect to such shares. Shares of Common Stock distributed by the Company as a result of any stock dividend, stock split, reclassification or other similar capital or corporate structure change shall be subject to the same restrictions as the shares with respect to which they were distributed.

     6. TERMINATION OF PLAN. The Plan may be terminated at any time upon a vote of a majority of the Board of Directors to terminate the Plan. Upon termination of the Plan, restrictions on shares of Common Stock shall continue in effect and shall lapse in accordance with the terms of the Plan at the time of issuance of such shares.

     7. EFFECTIVE DATE. The Plan shall become effective on January 5, 2001.

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